Exhibit 99.1

1 North Brentwood Boulevard	Phone: 314.854.8000
15th Floor	Fax: 314.854.8003
St. Louis, Missouri 63105
www.Belden.com
News Release

Belden Reports Results for Second Quarter 2019

St. Louis, Missouri - July 31, 2019 - Belden Inc. (NYSE: BDC), a global leader in high quality, end-to-end signal transmission solutions for mission-critical applications, today reported fiscal second quarter 2019 results for the period ended June 30, 2019.

Second Quarter 2019

Revenues for the quarter totaled $637.5 million, decreasing $31.1 million, or 4.7%, compared to $668.6 million in the second quarter 2018. Net income was $42.2 million, an increase of $13.3 million, or 46.2%, from the prior-year period. Net income as a percentage of revenue was 6.6% compared to 4.3% in the prior-year period. EPS totaled $0.84 compared to $0.49 in the second quarter 2018.

Adjusted revenues for the quarter also totaled $637.5 million, decreasing $33.9 million, or 5.1%, compared to adjusted revenues of $671.4 million in the second quarter 2018. Adjusted EBITDA margin in the second quarter was 15.9%, compared to 18.3% in the year-ago period. Adjusted EPS was $1.39 compared to $1.52 in the second quarter 2018. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

John Stroup, President, CEO, and Chairman of Belden Inc., said, “Revenues were consistent with our expectations across most of our portfolio in the second quarter, but demand trends softened in some of our key Industrial markets. Cash flow generation continues to improve, and I am pleased to report 24% growth in cash flow from operations.”

Outlook

“We now expect a more challenging demand environment in our Industrial markets in the second half, so we are reducing our revenue and EPS expectations for the remainder of the year. Despite this near-term outlook revision, we remain extremely well positioned to benefit from a number of long-term secular trends,” said Mr. Stroup.

The Company expects third quarter 2019 revenues to be $620 - $645 million. For the full year ending December 31, 2019, the Company now expects revenues to be $2.485 - $2.535 billion, compared to prior guidance of $2.520 - $2.595 billion.

The Company expects third quarter 2019 GAAP EPS to be $0.84 - $1.04. For the full year ending December 31, 2019, the Company now expects GAAP EPS of $3.44 - $3.84, compared to prior guidance of $3.86 - $4.36.

The Company expects third quarter 2019 adjusted EPS to be $1.32 - $1.52. For the full year ending December 31, 2019, the Company now expects adjusted EPS of $5.38 - $5.78, compared to prior guidance of $5.65 - $6.15.

Earnings Conference Call

Management will host a conference call today at 8:30 am ET to discuss results of the quarter. The listen-only audio of the conference call will be broadcast live via the Internet at http://investor.belden.com. The dial-in number for participants in the U.S. is 888-599-8686; the dial-in number for participants outside the U.S. is 720-543-0302. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

Net Income and Earnings per Share (EPS)

All references to Net Income and EPS within this earnings release refer to net income attributable to Belden and income from continuing operations per diluted share attributable to Belden common stockholders, respectively.

Use of Non-GAAP Financial Information

Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. GAAP to non-GAAP reconciliations accompany the condensed consolidated financial statements included in this release and have been published to the investor relations section of the Company’s website at http://investor.belden.com.

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018

	(In thousands, except per share data)
Revenues	$637,530	$668,639	$1,224,705	$1,274,204
Cost of sales	(396,507)	(411,043)	(758,954)	(786,014)
Gross profit	241,023	257,596	465,751	488,190
Selling, general and administrative expenses	(122,482)	(138,842)	(245,270)	(263,714)
Research and development expenses	(35,034)	(37,209)	(69,188)	(74,310)
Amortization of intangibles	(22,368)	(25,039)	(45,709)	(49,457)
Operating income	61,139	56,506	105,584	100,709
Interest expense, net	(14,168)	(15,088)	(28,361)	(32,066)
Non-operating pension benefit (cost)	481	(257)	1,028	(532)
Loss on debt extinguishment	—	(3,030)	—	(22,990)
Income before taxes	47,452	38,131	78,251	45,121
Income tax expense	(5,162)	(9,339)	(10,783)	(13,759)
Net income	42,290	28,792	67,468	31,362
Less: Net income (loss) attributable to noncontrolling interests	90	(77)	66	(125)
Net income attributable to Belden	42,200	28,869	67,402	31,487
Less: Preferred stock dividends	8,733	8,733	17,466	17,466
Net income attributable to Belden common stockholders	$33,467	$20,136	$49,936	$14,021

Weighted average number of common shares and equivalents:
Basic	39,389	40,735	39,405	41,184
Diluted	39,611	40,974	39,635	41,492

Basic income per share attributable to Belden common stockholders:	$0.85	$0.49	$1.27	$0.34

Diluted income per share attributable to Belden common stockholders:	$0.84	$0.49	$1.26	$0.34

Common stock dividends declared per share	$0.05	$0.05	$0.10	$0.10

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

	Enterprise Solutions	Industrial Solutions	Total Segments

	(In thousands, except percentages)

For the three months ended June 30, 2019
Segment Revenues	$369,862	$267,668	$637,530
Segment EBITDA	53,483	47,458	100,941
Segment EBITDA margin	14.5%	17.7%	15.8%
Depreciation expense	7,540	4,761	12,301
Amortization of intangibles	9,320	13,048	22,368
Amortization of software development intangible assets	1,044	28	1,072
Severance, restructuring, and acquisition integration costs	3,082	—	3,082
Purchase accounting effects of acquisitions	718	—	718

For the three months ended July 1, 2018
Segment Revenues	$399,695	$271,746	$671,441
Segment EBITDA	70,281	53,225	123,506
Segment EBITDA margin	17.6%	19.6%	18.4%
Depreciation expense	7,153	4,873	12,026
Amortization of intangibles	11,809	13,230	25,039
Amortization of software development intangible assets	488	—	488
Severance, restructuring, and acquisition integration costs	22,887	2,041	24,928
Purchase accounting effects of acquisitions	1,036	—	1,036
Deferred revenue adjustments	2,802	—	2,802

For the six months ended June 30, 2019
Segment Revenues	$696,389	$528,316	$1,224,705
Segment EBITDA	93,041	94,917	187,958
Segment EBITDA margin	13.4%	18.0%	15.3%
Depreciation expense	15,273	9,748	25,021
Amortization of intangibles	19,490	26,219	45,709
Amortization of software development intangible assets	1,958	51	2,009
Severance, restructuring, and acquisition integration costs	6,860	—	6,860
Purchase accounting effects of acquisitions	2,031	—	2,031

For the six months ended July 1, 2018
Segment Revenues	$750,685	$528,179	$1,278,864
Segment EBITDA	127,733	99,651	227,384
Segment EBITDA margin	17.0%	18.9%	17.8%
Depreciation expense	14,373	9,518	23,891
Amortization of intangibles	22,979	26,478	49,457
Amortization of software development intangible assets	724	—	724
Severance, restructuring, and acquisition integration costs	37,421	7,901	45,322
Purchase accounting effects of acquisitions	1,538	—	1,538
Deferred revenue adjustments	4,660	—	4,660

BELDEN INC.
OPERATING SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018

	(In thousands)
Total Segment Revenues	$637,530	$671,441	$1,224,705	$1,278,864
Deferred revenue adjustments	—	(2,802)	—	(4,660)
Consolidated Revenues	$637,530	$668,639	$1,224,705	$1,274,204

Total Segment EBITDA	$100,941	$123,506	$187,958	$227,384
Eliminations	(261)	(681)	(744)	(989)
Total non-operating pension benefit (cost)	481	(257)	1,028	(532)
Consolidated Adjusted EBITDA (1)	101,161	122,568	188,242	225,863
Amortization of intangibles	(22,368)	(25,039)	(45,709)	(49,457)
Interest expense, net	(14,168)	(15,088)	(28,361)	(32,066)
Depreciation expense	(12,301)	(12,026)	(25,021)	(23,891)
Severance, restructuring, and acquisition integration costs	(3,082)	(24,928)	(6,860)	(45,322)
Purchase accounting effects related to acquisitions	(718)	(1,036)	(2,031)	(1,538)
Amortization of software development intangible assets	(1,072)	(488)	(2,009)	(724)
Loss on debt extinguishment	—	(3,030)	—	(22,990)
Deferred revenue adjustments	—	(2,802)	—	(4,660)
Loss on sale of assets	—	—	—	(94)
Consolidated income before taxes	$47,452	$38,131	$78,251	$45,121

(1)	Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures for additional information.

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2019	December 31, 2018
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$295,243	$420,610
Receivables, net	451,487	465,939
Inventories, net	309,711	316,418
Other current assets	60,017	55,757
Total current assets	1,116,458	1,258,724
Property, plant and equipment, less accumulated depreciation	383,067	365,970
Operating lease right-of-use assets	84,099	—
Goodwill	1,607,848	1,557,653
Intangible assets, less accumulated amortization	506,706	511,093
Deferred income taxes	90,112	56,018
Other long-lived assets	34,690	29,863
	$3,822,980	$3,779,321

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$266,897	$352,646
Accrued liabilities	323,124	364,276
Total current liabilities	590,021	716,922
Long-term debt	1,457,571	1,463,200
Postretirement benefits	131,023	132,791
Deferred income taxes	79,224	39,943
Long-term operating lease liabilities	77,679	—
Other long-term liabilities	53,929	38,877
Stockholders’ equity:
Preferred stock	1	1
Common stock	503	503
Additional paid-in capital	1,143,494	1,139,395
Retained earnings	967,970	922,000
Accumulated other comprehensive loss	(62,591)	(74,907)
Treasury stock	(621,167)	(599,845)
Total Belden stockholders’ equity	1,428,210	1,387,147
Noncontrolling interests	5,323	441
Total stockholders’ equity	1,433,533	1,387,588
	$3,822,980	$3,779,321

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Six Months Ended
	June 30, 2019	July 1, 2018

	(In thousands)
Cash flows from operating activities:
Net income	$67,468	31,362
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	72,739	74,072
Share-based compensation	7,594	7,868
Loss on debt extinguishment	—	22,990
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	20,329	(12,370)
Inventories	17,351	(14,486)
Accounts payable	(91,542)	(84,689)
Accrued liabilities	(59,410)	(30,351)
Income taxes	(12,361)	(4,142)
Other assets	5,092	(17,275)
Other liabilities	(5,615)	(2,341)
Net cash provided by (used for) operating activities	21,645	(29,362)
Cash flows from investing activities:
Capital expenditures	(50,769)	(39,493)
Cash used to acquire businesses, net of cash acquired	(50,517)	(84,580)
Proceeds from disposal of tangible assets	19	1,517
Proceeds from disposal of business	—	40,171
Net cash used for investing activities	(101,267)	(82,385)
Cash flows from financing activities:
Payments under share repurchase program	(22,815)	(100,000)
Cash dividends paid	(21,448)	(22,034)
Withholding tax payments for share-based payment awards	(2,002)	(1,579)
Other	(173)	—
Payments under borrowing arrangements	—	(484,757)
Debt issuance costs paid	—	(7,469)
Redemption of stockholders' rights agreement	—	(411)
Borrowings under credit arrangements	—	431,270
Net cash used for financing activities	(46,438)	(184,980)
Effect of foreign currency exchange rate changes on cash and cash equivalents	693	(2,932)
Decrease in cash and cash equivalents	(125,367)	(299,659)
Cash and cash equivalents, beginning of period	420,610	561,108
Cash and cash equivalents, end of period	$295,243	$261,449

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory and deferred revenue to fair value and transaction costs; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; gains (losses) on debt extinguishment; certain revenues and gains (losses) from patent settlements; discontinued operations; and other costs. We adjust for the items listed above in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.
We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. As an example, we adjust for the purchase accounting effect of recording deferred revenue at fair value in order to reflect the revenues that would have otherwise been recorded by acquired businesses had they remained as independent entities. We believe this presentation is useful in evaluating the underlying performance of acquired companies. Similarly, we adjust for other acquisition-related expenses, such as amortization of intangibles and other impacts of fair value adjustments because they generally are not related to the acquired business' core business performance. As an additional example, we exclude the costs of restructuring programs, which can occur from time to time for our current businesses and/or recently acquired businesses. We exclude the costs in calculating adjusted results to allow us and investors to evaluate the performance of the business based upon its expected ongoing operating structure. We believe the adjusted measures, accompanied by the disclosure of the costs of these programs, provides valuable insight.
Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended		Six Months Ended
	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018

	(In thousands, except percentages and per share amounts)
GAAP revenues	$637,530	$668,639	$1,224,705	$1,274,204
Deferred revenue adjustments	—	2,802	—	4,660
Adjusted revenues	$637,530	$671,441	$1,224,705	$1,278,864

GAAP gross profit	$241,023	$257,596	$465,751	$488,190
Severance, restructuring, and acquisition integration costs	423	7,231	985	16,662
Deferred revenue adjustments	—	2,802	—	4,660
Purchase accounting effects related to acquisitions	718	773	718	1,275
Amortization of software development intangible assets	1,072	488	2,009	724
Adjusted gross profit	$243,236	$268,890	$469,463	$511,511

GAAP gross profit margin	37.8%	38.5%	38.0%	38.3%
Adjusted gross profit margin	38.2%	40.0%	38.3%	40.0%

GAAP selling, general and administrative expenses	$(122,482)	$(138,842)	$(245,270)	$(263,714)
Severance, restructuring, and acquisition integration costs	2,335	14,544	5,111	23,946
Purchase accounting effects related to acquisitions	—	263	1,313	263
Loss on sale of assets	—	—	—	94
Adjusted selling, general and administrative expenses	$(120,147)	$(124,035)	$(238,846)	$(239,411)

GAAP research and development expenses	$(35,034)	$(37,209)	$(69,188)	$(74,310)
Severance, restructuring, and acquisition integration costs	326	3,153	763	4,714
Adjusted research and development expenses	$(34,708)	$(34,056)	$(68,425)	$(69,596)

GAAP net income attributable to Belden	$42,200	$28,869	$67,402	$31,487
Interest expense, net	14,168	15,088	28,361	32,066
Income tax expense	5,162	9,339	10,783	13,759
Loss on debt extinguishment	—	3,030	—	22,990
Non-controlling interests	90	(77)	66	(125)
Total non-operating adjustments	19,420	27,380	39,210	68,690

Amortization of intangible assets	22,368	25,039	45,709	49,457
Severance, restructuring, and acquisition integration costs	3,082	24,928	6,860	45,322
Purchase accounting effects related to acquisitions	718	1,036	2,031	1,538
Amortization of software development intangible assets	1,072	488	2,009	724
Deferred revenue adjustments	—	2,802	—	4,660
Loss on sale of assets	—	—	—	94
Total operating income adjustments	27,240	54,293	56,609	101,795
Depreciation expense	12,301	12,026	25,021	23,891

Adjusted EBITDA	$101,161	$122,568	$188,242	$225,863

GAAP net income margin	6.6%	4.3%	5.5%	2.5%
Adjusted EBITDA margin	15.9%	18.3%	15.4%	17.7%

GAAP net income attributable to Belden	$42,200	$28,869	$67,402	$31,487
Operating income adjustments from above	27,240	54,293	56,609	101,795
Loss on debt extinguishment	—	3,030	—	22,990
Tax effect of adjustments above	(5,053)	(13,577)	(11,472)	(25,689)
Impact of Tax Cuts and Jobs Act enactment	—	—	—	(473)
Amortization expense attributable to noncontrolling interest, net of tax	—	(16)	—	(33)
Adjusted net income attributable to Belden	$64,387	$72,599	$112,539	$130,077

GAAP net income attributable to Belden	$42,200	$28,869	$67,402	$31,487
Less: Preferred stock dividends	8,733	8,733	17,466	17,466
GAAP net income attributable to Belden common stockholders	$33,467	$20,136	$49,936	$14,021

Adjusted net income attributable to Belden	$64,387	$72,599	$112,539	$130,077
Less: Preferred stock dividends	—	—	17,466	—
Adjusted net income attributable to Belden common stockholders	$64,387	$72,599	$95,073	$130,077

GAAP income per diluted share attributable to Belden common stockholders	$0.84	$0.49	$1.26	$0.34
Adjusted income per diluted share attributable to Belden common stockholders	$1.39	$1.52	$2.40	$2.69

GAAP diluted weighted average shares	39,611	40,974	39,635	41,492
Adjustment for assumed conversion of preferred stock into common stock	6,857	6,857	—	6,857
Adjusted diluted weighted average shares	46,468	47,831	39,635	48,349

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
We define free cash flow, which is a non-GAAP financial measure, as net cash from operating activities adjusted for capital expenditures net of the proceeds from the disposal of tangible assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Six Months Ended
	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018

	(In thousands)
GAAP net cash provided by (used for) operating activities	$67,705	$54,498	$21,645	$(29,362)
Capital expenditures, net of proceeds from the disposal of tangible assets	(27,165)	(22,101)	(50,750)	(37,976)
Non-GAAP free cash flow	$40,540	$32,397	$(29,105)	$(67,338)

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
2019 EARNINGS GUIDANCE

	Year Ended December 31, 2019	Three Months Ended September 29, 2019

Adjusted income per diluted share attributable to Belden common stockholders	$5.38 - $5.78	$1.32 - $1.52
Amortization of intangible assets	(1.69)	(0.41)
Severance, restructuring, and acquisition integration costs	(0.20)	(0.06)
Purchase accounting effects of acquisitions	(0.05)	(0.01)
GAAP income per diluted share attributable to Belden common stockholders	$3.44 - $3.84	$0.84 - $1.04
Our guidance for income per diluted share attributable to Belden common stockholders is based upon information currently available regarding events and conditions that will impact our future operating results. In particular, our results are subject to the factors listed under "Forward-Looking Statements" in this release. In addition, our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, purchase accounting effects related to acquisitions, severance, restructuring, and acquisition integration costs, gains (losses) recognized on the disposal of tangible assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known.

Forward-Looking Statements

This release and any statements made by us concerning the release may contain forward-looking statements including our expectations for the second quarter and full-year 2019. Forward-looking statements include statements regarding future financial performance (including revenues, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including, without limitation: the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); the inability to achieve our strategic priorities in emerging markets; the increased influence of chief information officers and similar high-level executives; the presence of substitute products in the marketplace; the inability of the Company to develop and introduce new products and competitive responses to our products; the increased prevalence of cloud computing; the inability to successfully complete and integrate acquisitions in furtherance of the Company’s strategic plan; the impact of changes in global tariffs and trade agreements; difficulty in forecasting revenue due to the unpredictable timing of orders related to customer projects; foreign and domestic political, economic and other uncertainties, including changes in currency exchange rates; changes in tax laws and variability in the Company’s quarterly and annual effective tax rates; the impact of a challenging global economy or a downturn in served markets; the competitiveness of the global markets in which we operate; volatility in credit and foreign exchange markets; the cost and availability of raw materials including copper, plastic compounds, electronic components, and other materials; the inability to obtain components in sufficient quantities on commercially reasonable terms; disruptions in the Company’s information systems including due to cyber-attacks; perceived or actual product failures; risks related to the use of open source software; disruption of, or changes in, the Company’s key distribution channels; the inability to retain senior management and key employees; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; the impact of regulatory requirements and other legal compliance issues; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the quarter ended December 31, 2018, filed with the SEC on February 20, 2019. Although the content of this release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden

Belden Inc. delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial and enterprise markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of data, audio and video needed for today's applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the company is headquartered in St. Louis and has manufacturing capabilities in North and South America, Europe and Asia. For more information, visit us at www.belden.com or follow us on Twitter @BeldenInc.

Contact:
Belden Investor Relations
314-854-8054
Investor.Relations@Belden.com